UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2021

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2021, The Brink’s Company (the “Company”) held its annual meeting of shareholders (the “2021 Annual Meeting”). At the 2021 Annual Meeting, three proposals were submitted to the Company’s shareholders. A quorum of the Company’s common shares was present for the 2021 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.
Proposal 1 – Shareholders elected eight nominees to the Board of Directors for terms expiring in 2022. The name of each director and the votes cast for such individual are set forth below:

	For	Against	Abstain	Broker Non-Votes

Kathie J. Andrade	45,395,412	412,284	27,780	1,639,095

Paul G. Boynton	44,572,456	1,235,671	27,349	1,639,095

Ian D. Clough	45,582,232	200,565	52,679	1,639,095

Susan E. Docherty	44,925,964	882,579	26,933	1,639,095

Michael J. Herling	39,603,401	6,203,772	28,303	1,639,095

A. Louis Parker	45,517,824	289,973	27,679	1,639,095

Douglas A. Pertz	45,445,381	362,314	27,781	1,639,095

George I. Stoeckert	45,182,632	625,154	27,690	1,639,095
Proposal 2 – Shareholders did not approve an advisory resolution on named executive compensation. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes

19,638,729	26,094,719	102,028	1,639,095

Proposal 3 – Shareholders approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes

47,397,959	25,287	51,325	0

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: May 11, 2021	By:	/s/ Dana C. O'Brien
Dana C. O'Brien
Senior Vice President and General Counsel